AMENDED AND RESTATED


                           LOAN AND SECURITY AGREEMENT


                                  By and Among


                             INTERTEC DESIGN, INC.,

                              CI ACQUISITION CORP.


                                       and


                                MELLON BANK, N.A.





                             Dated: _August 31, 1995








                        /AJK/2722-79/9980_4 082395/14:58

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made effective the 31TH day of _August________, 1995, by and among INTERTEC DESIGN, INC. ("Intertec"), CI ACQUISITION CORP. ("CI") and MELLON BANK, N.A. ("Bank"). Intertec and CI are hereinafter collectively referred to as the "Borrowers" and each individually as a "Borrower". BACKGROUND A. Intertec has previously entered into a Loan Agreement (the "Prior Loan Agreement") and a Security Agreement (the "Prior Security Agreement") with Meritor Savings Bank ("Meritor"), both dated December 3, 1991, pursuant to which Meritor agreed to extend to Intertec a line of credit in accordance with the terms thereof. B. Pursuant to a certain Purchase and Assumptions Agreement dated December 11, 1992, Bank purchased the rights of Meritor in, to and under the Prior Loan Agreement, the Prior Security Agreement and all documents collateral thereto from the Federal Deposit Insurance Corporation, in its capacity as receiver for Meritor. C. The Prior Loan Agreement and the Prior Security Agreement were amended and restated pursuant to an Amended and Restated Loan and Security Agreement dated June 30, 1993 (the "Prior Amended and Restated Loan Agreement"). D. The Prior Loan Agreement, Prior Security Agreement, Prior Amended and Restated Loan Agreement and all documents collateral thereto are referred to as the "Prior Loan Documents". E. Borrowers have requested that Bank: (a) increase the line of credit maximum amount, (b) add CI as a co-borrower, and (c) otherwise amend and restate the Prior Amended and Restated Loan Agreement and the Prior Security Agreement, which Bank is willing to do, subject to the terms hereof. F. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in Section 14 of this Agreement. NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers by Bank, the parties hereto, intending to be legally bound hereby, agree that the Prior Amended and Restated Loan Agreement is amended and restated to read in its entirety as follows: /AJK/2722-79/9980_4 082395/14:58

1.       THE LINE; TERM LOAN; USE OF PROCEEDS.
          1.1. Line of Credit. Bank will establish for Borrowers for and during the period from the date hereof and until June 30, 1998 (the "Contract Period"), subject to the terms and conditions hereof, a revolving demand line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrowers in an aggregate amount not exceeding at any time the lesser of: (a) an amount up to eighty-five percent (85%) of the amount of Borrowers' Eligible Receivables, or (b) Six Million Dollars ($6,000,000.00). Bank, at its sole discretion, may require that certain reserves be established against certain Eligible Receivables from time to time. Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrowers' promissory note (the "Note") in the face amount of Six Million Dollars ($6,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in. The Line shall be subject to review and renewal, at the sole discretion of Bank. The obligation of Intertec to repay advances under the Prior Amended and Restated Loan Agreement previously evidenced by a certain promissory note from Intertec payable to the order of Bank dated June 30, 1993 in the original face amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Prior Note") remains outstanding as of the date hereof and such advances shall continue to be secured by the Collateral and the Loan Documents. The Note (a) supersedes the Prior Note; (b) re-evidences the Indebtedness previously evidenced by the Prior Note; (c) is given in substitution of, and not in payment of, the Prior Note; and (d) is in no way intended to constitute a novation of the Prior Note. It will be noted on the Prior Note that the Prior Note has been superseded by the Note. 1.2. Use of Proceeds. Borrowers agree to use advances under the Line for proper working capital purposes and, with the prior written consent of Bank, for business acquisitions. Up to _____ Three Million______________ Dollars ($_3,000,000) in advances under the Line may be used to finance the Cataract Merger. 1.3. Method of Advances. On any Business Day, Borrowers may request an advance under the Line by delivering to the bank officer designated by Bank no later than 11:00 a.m. Philadelphia time on the Business Day such advance is requested to be funded. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an advance available to Borrowers by crediting such proceeds to either Borrower's deposit account with Bank. Such request may be by telephone, unless Bank has advised Borrowers that written requests are required. Bank may require prompt written confirmation of any telephone request and additional back-up documentation, from time to time. Each request for an advance under the Line shall be conclusively presumed to be made by a person authorized by Borrowers to do so. However, Bank may require that specified officers of Borrowers sign each borrowing requests. 1.4. Closing. Closing hereunder will take place at the offices of Lesser & Kaplin, P.C. at 350 Sentry Parkway, Building 640, Blue Bell, Pennsylvania 19422 effective on the date of this Agreement. /AJK/2722-79/9980_4 082395/14:58 -2-

          1.5. Confirmation of Indebtedness and Security. Borrowers hereby ratify and confirm all indebtedness currently outstanding and owed to Bank pursuant to the Prior Loan Documents and acknowledge and agree that all such indebtedness shall constitute Bank Indebtedness under the Line. Borrowers ratify and confirm all security interests granted under the Prior Loan Documents,which security interests shall remain valid, binding and in full force and effect as amended and restated hereby. Borrowers agree that they have no defense, set-off, counterclaim or challenge against the payment of all sums outstanding under the Prior Loan Documents or the enforcement of any of the provisions thereof.

2.       INTEREST RATE.
          2.1. Interest on the Line. Interest on the unpaid principal balance of the Line will accrue from the date of advance until final payment thereof at the rate per annum which is equal to the Prime Rate in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate). 2.2. Default Interest. Interest will accrue on the principal balance of the Line after the occurrence of an Event of Default or expiration of the Contract Period at a rate which is three percent (3%) in excess of the non- default rate otherwise set forth above for the Line . 2.3. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid. 2.4. Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. 2.5. Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

3.       PAYMENTS AND FEES.
          3.1. Interest Payments on the Line. Borrowers will pay interest on the principal balance of the Line monthly, on the first day of each calendar month commencing the first day of the first calendar month following the date hereof. 3.2. Principal Payments on the Line. Borrowers will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period. If any Out-Of- Formula Advance arises or exists under the Line for any reason whatsoever, including inventory or accounts becoming ineligible or required reserves, Borrowers will repay such Out-Of-Formula Advance immediately, without demand. 3.3. Loan Fee. Borrowers shall pay to Bank a loan fee of Twenty-Five Thousand Dollars ($25,000.00). Four Thousand One Hundred Sixty-Six and 66/100 ($4,166.66) Dollars of this fee has been paid prior to Closing. Upon consummation of the Cataract Merger as further described in Section 6.29 below, Borrowers will pay the balance of such fee in five (5) equal and consecutive installments of Four Thousand One Hundred Sixty-Six and 66/100 Dollars ($4,166.66) each on the 1st day of each month commencing on September 1, 1995; provided, however, if such merger is not consummated on the terms and conditions set forth in the Merger Agreement, as defined herein, Borrowers shall not be obligated to pay to Bank the balance of such fee. /AJK/2722-79/9980_4 082395/14:58 -3-

          3.4. Usage Fee. So long as the Line is outstanding and has not been terminated, and the Bank Indebtedness has not been satisfied in full, Borrowers shall unconditionally pay to Bank a fee equal to one-fourth of one percent (1/4%) per annum of the daily unused portion of the Line (which shall be calculated as the difference between Six Million Dollars ($6,000,000.00) (or such greater amount if the maximum committed amount for the Line is ever increased), minus the outstanding principal balance of advances under the Line at the close of business on the date such calculation is made), which fee shall be computed on a monthly basis in arrears and shall be due and payable on the first day of each month commencing on the first day of the first full month after the date hereof.

          3.5. Collateral Management Fee. So long as the Line has not been terminated pursuant to the terms hereof, and the Bank Indebtedness has not been satisfied in full, Borrowers shall unconditionally pay to Bank a non- refundable annual collateral management fee of Ten Thousand Dollars ($10,000.00). If any Bank Indebtedness continues outstanding after the expiration of the Contract Period, such fee shall be as Bank may require, but in no event will such fee be less than Ten Thousand Dollars ($10,000.00) per annum. All of such fees shall be paid annually in advance.

          3.6. Termination of Line and Termination Fee. Borrowers may terminate the Line prior to the expiration of the Contract Period, only upon sixty (60) days' written notice to Bank. In the event that (a) the Line is terminated by Borrowers for any reason, including without limitation prepayment or refinancing of the Line with another lender, or (b) Borrowers default under the Line and the Line is terminated, Borrowers shall pay to Bank a termination fee equal to the greater of
          (a) Sixty Thousand Dollars ($60,000.00), or (b) one percent (1%) of the maximum committed amount of the Line.
          3.7. Payment Method. Borrowers irrevocably authorize Bank to debit all payments required to be made by Borrowers hereunder, under the Line, on the date due, from any deposit account maintained by any Borrower with Bank. Otherwise, Borrowers will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

3.8. Application of Payments. Any and all payments on account of the Line will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

3.9. Loan Account. Bank will open and maintain on its books a loan account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrowers as to the amount at any time due to Bank from Borrowers under this Agreement or the Note.

3.10.Indemnity; Loss of Margin. Borrowers will indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrowers in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Bank under this section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment. /AJK/2722-79/9980_4 082395/14:58 -4-

In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

(a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or
     (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, the Bank; or (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement, and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Borrowers in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. As provided in Section 3.7, Bank may debit the amount set forth in such statement after presentation of such statement from any account maintained by any Borrower with Bank. If there are insufficient funds to pay such amount, interest will be payable on the unpaid amount at the default rate payable under the Line from the due date until paid, both before and after judgment.

3.11.Limitation  on  Liabilities.  Anything  contained in this  Agreement to the contrary notwithstanding, the obligations of each Borrower hereunder shall not exceed a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), if and to the extent such Borrower (or a trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws, in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws.

 4. SECURITY;  COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

4.1. Personal Property. As security for the full and timely payment and performance of all Bank Indebtedness, Intertec hereby ratifies and confirms the existing security interest granted under the Prior Loan Documents and each Borrower further grants to Bank a security interest in all of the following:

(a) All of such Borrower's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v)
     choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and
     (vii) all products and proceeds of any of the foregoing. /AJK/2722-79/9980_4 082395/14:58 -5-

(b)  All of such  Borrower's  present and future  inventory  (including  but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such Borrower, all documents of title covering any of such goods or inventory and all products and proceeds of any of the foregoing.

(c) All of such Borrower's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

(d) All of such Borrower's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, all documents of title relating thereto and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

(e) All of such Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of such Borrower or any service bureau.

(f) All letters of credit now existing or hereafter issued naming such Borrower as a beneficiary or assigned to such Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

(g) All deposits, funds, instruments, documents, commercial paper, investments, policies and certificates of insurance, securities, chattel paper and other assets of such Borrower or in which such Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to such Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of such Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

(h) All present and future deposit, other bank and investment accounts maintained by such Borrower with Bank or any other financial institution.

(i) All records and other information relating to such Borrower's fee basis personnel business, including, without limitation, all resumes, all resume files and all computer media on which such files exist.
4.2. Surety. As further security for the Bank Indebtedness, Borrowers shall cause to be executed and delivered to Bank, the absolute, unconditional, unlimited surety agreement (the "Surety Agreement") of RCM Technologies, Inc. ("RCMT"), in form and content satisfactory to Bank. RCMT is sometimes referred to as "Guarantor".
                                        -6-

4.3. General. The collateral described above in Sections 4.1 is collectively referred to herein as the "Collateral". The above-described security interests, assignments, liens and guarantees shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of any Borrower and Bank has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWERS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF EACH BORROWER TO BANK.

4.4. Collection of Receivables; Proceeds of Collateral. (a) Borrowers will collect their accounts receivable only in the ordinary course of business. Borrowers will notify all of their account debtors to forward all accounts receivable collections owed to Borrowers to a lockbox maintained by Bank, and will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with such lockbox arrangement. Immediately upon receipt, Borrowers will forward to Bank all other checks, drafts and other monies received by Borrowers which are proceeds of the Collateral to the lockbox maintained by Bank. (b) All accounts receivable collections of Borrowers and all checks, drafts and othermonies received by Borrowers which are proceeds of the Collateral will be deposited in a non-interest bearing cash collateral account or accounts maintained at Bank (collectively, the "Cash Collateral Account"). Bank will have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by Bank. However, Bank will have the right to apply all or any part of such funds towards payment of any of the Bank Indebtedness.

(c) The Cash Collateral Account will be cleared by Bank daily as to available funds, and such available funds will be applied to the principal balance of and accrued interest on the Line, at the Bank's election. Upon the occurrence of an Event of Default, Bank may apply such available funds to the Bank Indebtedness in such order as it may elect. Borrowers will reimburse Bank on demand for the amount of any items credited as provided above and subsequently returned unpaid.

(d) Borrowers agree that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrowers which come into the possession or under the control of any Borrower or any employees, agents or other persons acting for or in concert with any Borrower, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Immediately upon receipt thereof, Borrowers and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrowers shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrowers, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Bank is hereby authorized to open all mail addressed to any Borrower and endorse all checks, drafts or other items for payment on behalf of any Borrower. Bank is granted a power of attorney by each Borrower with full power of substitution to execute on behalf of such Borrower and in such Borrower's name or to endorse such Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable. 4.5. Borrowers' Stock. RCMT agrees that it shall not assign, pledge, transfer, grant a security interest in, encumber or grant any option rights with respect to any or all of the stock and any other securities of any Borrower. RCMT will not enter into any agreement with any other Person which will prohibit RCMT from granting, creating or suffering to exist the assignment and pledge by RCMT of its interest in all or any part of the stock and any other securities of any Borrower to or for the benefit of Bank. Upon the occurrence of an Event of Default, at the request of Bank, RCMT will assign and pledge to Bank all of such stock and other securities of each Borrower and will deliver to Bank the original certificates evidencing such stock and securities, with blank stock powers duly executed by RCMT, together with any books and records of each Borrower, requested by Bank. /AJK/2722-79/9980_4 082395/14:58 -7-

          5. REPRESENTATIONS AND WARRANTIES. Borrowers and Guarantor represent and warrant as follows:

     5.1. Valid Organization, Good Standing and Qualification. Intertec is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of the State of New Jersey and each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

          CI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of the State of Pennsylvania and each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification. RCMT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

  5.2. Licenses. Borrowers, Guarantor and their employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction.

  5.3. Ownership Interests. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of Borrowers and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 5.3 attached hereto.

          5.4. Subsidiaries. Except as set forth on Schedule 5.4 attached hereto, Borrowers and Guarantor do not own any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

          5.5. Financial Statements. Intertec has furnished to Bank the audited financial statements of Intertec and the Guarantor certified without qualification by independent public accountants as of October 31, 1994, and all management and comment letters from such accountants in connection therewith, and the internally prepared interim consolidated and consolidating financial statements of Intertec and Guarantor as of June 30, 1995. CI has furnished to Bank the audited financial statements of Cataract, Inc., certified without qualification by independent public accountants as of October 2, 1994, and all management and comment letters from such accountants in connection therewith. All of such financial statements (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrowers, Cataract, Inc. and the Guarantor at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

          5.6. No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of Borrowers or Guarantor since October 31, 1994, or of Cataract, Inc. since October 2, 1994.

               5.7.  Pending  Litigation or Proceedings.  Except as set forth on
          Schedule 5.7 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrowers' knowledge, threatened against or affecting Cataract, Inc., Borrowers or Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which individually or in the aggregate, if finally determined adversely to Cataract, Inc., Borrowers or Guarantor, involves the possibility of any judgment or liability in excess of Twenty-Five Thousand Dollars ($25,000.00), individually, or Fifty Thousand Dollars ($50,000.00) in the aggregate, or which individually or in the aggregate may materially and adversely affect any of their activities, properties or financial condition, their right to carry on activities as now conducted, or their ability to perform its obligations under this Agreement or the Loan Documents.

          5.8. Due Authorization; No Legal Restrictions. The execution and delivery by Borrowers and Guarantor of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of Borrowers and Guarantor, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's or Guarantor's Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower or Guarantor is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower or Guarantor under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

          5.9.  Enforceability.  The Loan Documents have been duly executed by Borrowers and Guarantor and delivered to Bank and constitute legal, valid and binding obligations of Borrowers and Guarantor, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

          5.10. No Default Under Other Obligations, Orders or Governmental Regulations. Borrowers and Guarantor are not in violation of their Certificates or Articles of Incorporation or in default in the performance or observance of any of their obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued. Borrowers and Guarantor are not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to them or by which their properties may be bound or affected.

               5.11. Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrowers or Guarantor is required in connection with the execution, delivery or performance by Borrowers or Guarantor of the Loan Documents or the consummation of the transactions contemplated thereby. 5.12. Taxes. Cataract, Inc., Borrowers and Guarantor have filed all tax returns which they are requiredto file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them, except such taxes (other than real estate taxes which must be paid regardless of challenge), if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns are complete and accurate in all respects. Borrowers and Guarantor do not know of any proposed additional assessment or basis for any assessment of additional taxes.
           /AJK/2722-79/9980_4 082395/14:58 -9-

               5.13. Title to Collateral. The Collateral is and will be owned by Borrowers free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank and those liens and encumbrances permitted under Section 6.9 below. Borrowers will defend the Collateral against any claims of all persons or entities other than the Bank. Borrowers have not acquired by purchase any of the Collateral during the past five (5) years, except for purchases of inventory and equipment in the ordinary course of business. 5.14. Addresses. During the past five (5) years, Borrowers and Guarantor have not been known by any names (including tradenames) other than those set forth in Schedule 5.14 attached hereto and have not been located at any addresses other than those set forth on
          Schedule 5.14 attached hereto. The portions of the Collateral which are tangible property and Borrowers' books and records pertaining thereto will at all times be located at the addresses set forth on
          Schedule 5.14; or such other location determined by Borrowers after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrowers' books and records. Schedule 5.14 identifies the chief executive offices of Borrowers.

               5.15. Current Compliance. Borrowers and Guarantor are currently in compliance with all of the terms and conditions of the Loan Documents.

               5.16. Pension Plans. Except as disclosed on Schedule 5.16 hereto,
          (a) Borrowers and Guarantor have no obligations with respect to any employee pension benefit plan ("Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrowers or Guarantor which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrowers' and Guarantor's Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrowers and Guarantor have no existing liability to the PBGC. Borrowers and Guarantor are not subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

               5.17. Leases and Contracts. Borrowers have complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

               5.18. Intellectual Property. Borrowers own or possess the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrowers' properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 5.18 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing.
                /AJK/2722-79/9980_4 082395/14:58 -10-

               5.20. Business Interruptions. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of Cataract, Inc. or any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Cataract, Inc. or any Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrowers.


               5.22. Interrelatedness of Borrowers and Guarantor. The business operations of each Borrower and Guarantor are interrelated and complement one another and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of advances under the Line and credit facilities extended hereunder will directly or indirectly benefit each Borrower and Guarantor hereunder, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of the advances.

             /AJK/2722-79/9980_4 082395/14:58 -11-

     6. GENERAL COVENANTS. Except with the prior written consent of Bank, Borrowers and Guarantor will comply with the following: 6.1. Payment of Principal, Interest and Other Amounts Due. Borrowers will pay when due all Bank Indebtedness and all other amounts payable by it hereunder. 6.2. Limitation on Sale and Leaseback. Neither Borrowers nor Guarantor will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which Borrowers or Guarantor shall intend to use for substantially the same purposes as the property sold or transferred. 6.3. Limitation on Indebtedness. Neither Borrowers nor Guarantor will have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations or any outstanding letters of credit, except: (a) Current accounts payable incurred in the ordinary course of Borrowers' and Guarantor's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrowers' and Guarantor's business; (b) Existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 6.3; (c) Future purchase money Indebtedness and Capitalized Lease Obligations incurred to finance Capital Expenditures permitted under Section 7.5, provided that Bank shall have the right of first refusal to provide such financing on reasonably competitive terms; and (d) The Subordinated Indebtedness. Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Bank. 6.4. Investments and Loans Neither Borrowers nor Guarantor will not have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except: (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition; (b) Investments held in an account maintained with Bank and which shall be pledged as Collateral hereunder, in commercial paper of Bank or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition; (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Bank; (d) Investments and loans listed on
Schedule 6.4 attached hereto; and (e) The Subordinated Indebtedness. /AJK/2722-79/9980_4 082395/14:58 -12-

     6.5.   Guaranties.   Neither  Borrowers  nor  Guarantor  will  directly  or
indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any
Indebtedness, obligations or liabilities of any Person, except guarantees in favor of the Bank. 6.6. Disposition of Assets. Neither Borrowers nor Guarantor will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets. Borrowers will not sell any of its accounts receivable, with or without recourse. 6.7. Merger; Consolidation; Business Acquisitions; Subsidiaries. Neither Borrowers nor Guarantor will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries, or fund the operations of any Subsidiary other than Borrowers. 6.8. Taxes; Claims for Labor and Materials. Borrowers and Guarantor will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to them, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of their properties or assets; provided that they shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by them, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and they shall have set aside on its books, or at the request of Bank deposited with Bank, adequate reserves with respect thereto. Neither Borrowers nor Guarantor will file or consent to the filing of, any consolidated income tax return with any Person other than a parent or a subsidiary. 6.9. Liens. Neither Borrowers nor Guarantor will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:
(a) Security interests and mortgages held by Bank; (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or
(ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory; (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by Borrowers or Guarantor in the operation of its business; (d) Liens and security interests listed on Schedule 6.9 attached hereto; or (e) Purchase money liens or Capitalized Leases, provided that: (f) the property subject to any of the foregoing is acquired or leased by Borrowers or Guarantor in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;
      /AJK/2722-79/9980_4 082395/14:58 -13-

     (1) purchase money Indebtedness or Capitalized Lease Obligations so created shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby; (2) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased; and (3) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of Section 6.3 and
Section 7.5. Neither Borrowers nor Guarantor shall enter into any agreement with any other Person which shall prohibit it from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrowers or Guarantor to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of the Bank. 6.10. Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Each Borrower and Guarantor (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated and will not engage in any new businesses or business acquisitions without the prior written consent of Bank; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

6.11. Maintenance of Properties, Intellectual Property. Each Borrower and Guarantor will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same. With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, each Borrower and Guarantor shall maintain and protect the same and shall take and assert any and all remedies available to it to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing. Each Borrower and Guarantor will notify Bank immediately of (a) the filing of any patent or trademark application, whether domestic or foreign, by each Borrower, Guarantor or any of its employees; (b) the grant of any patent or trademark, whether domestic or foreign, to each Borrower, Guarantor or any of its employees; or (c) each Borrower's or Guarantor's intent to abandon a patent or trademark. Each Borrower will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by each Borrower; (ii) furnish Bank with evidence satisfactory to Bank, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by each Borrower or its employees have been taken in a timely manner; and (iii) execute and deliver to Bank an agreement permitting Bank to exercise all of each Borrower's rights in, to and under any patent or trademark owned by each Borrower or any of its employees. /AJK/2722-79/9980_4 082395/14:58 -14-

     6.12. Insurance. Borrowers and Guarantor will carry adequate insurance issued by an insurer acceptable to Bank, in amounts acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank. In the case of insurance on any of the Collateral, Borrowers shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.

     Borrowers and Guarantor shall cause to be delivered to Bank the insurance policies therefor or in the alternative, certificates of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, certificates of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrowers and Guarantor shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Borrowers or Guarantor and Bank jointly. In the event of any loss, Borrowers and Guarantor will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Borrowers and Guarantor. Bank is granted a power of attorney by each Borrower and Guarantor with full power of substitution to file any proof of loss in such Borrower's, Guarantor's or Bank's name, to endorse such Borrower's and Guarantor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable. In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrowers for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrowers to Bank upon demand. Borrowers shall not take out any insurance without having Bank named as loss payee or additional insured thereon. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

     6.13. Inspections; Examinations. Borrowers and Guarantor hereby irrevocably authorize and direct all accountants and auditors employed by Borrowers or
Guarantor at any time to exhibit and deliver to Bank copies of any and all of Borrowers' and Guarantor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrowers or Guarantor by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning Borrowers' and Guarantor's financial status and business operations. Borrowers and Guarantor further authorize all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrowers and Guarantor, whether made by Borrowers or Guarantor or otherwise.
     The officers of Bank, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrowers and Guarantor, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrowers and Guarantor, including the books of account of Borrowers and Guarantor, and discuss the affairs, finances and accounts of
Borrowers and Guarantor with their officers and with their independent accountants, at such times as Bank may desire.

     Bank may conduct at any time and from time to time, and Borrowers and Guarantor will fully cooperate with, field examinations of the accounts receivable and business affairs of Borrowers and Guarantor. If an Event of Default has occurred, Borrowers will reimburse Bank for all costs, expenses and charges as may be required by Bank in connection with all field examinations, in addition to the payment of the Collateral Management Fee set forth in Section 3.5.
     /AJK/2722-79/9980_4 082395/14:58 -15-

     6.14. Default Under Other Indebtedness. Neither Borrowers nor Guarantor will permit any of its Indebtedness to be in default. If any Indebtedness of Borrowers or Guarantor is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or, to the knowledge of Borrowers or Guarantor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrowers and Guarantor will immediately give Bank written notice of such declaration, acceleration or right of declaration.
     6.15. Pension Plans. Borrowers and Guarantor shall (a) keep in full force and effect any and all of their Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrowers and Guarantor in connection with such termination (as distinguished from any continuing funding obligation);
(b) make contributions to all of Borrowers' and Guarantor's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Bank immediately upon receipt by Borrowers or Guarantor of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrowers or Guarantor file or receive under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.
     6.16. Bank of Account. Borrowers and Guarantor will maintain Bank as their principal bank of account, unless otherwise agreed by Bank in writing. All existing bank accounts currently maintained by Borrowers or Guarantor with any financial institution (other than Bank) are described on Schedule 6.16. Borrowers and Guarantor will notify Bank in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from any other financial institutions.

     6.17. Maintenance of Management. Borrowers and Guarantor will cause their business to be continuously managed by their present executive management or such other persons (serving in such management positions) as may be reasonably satisfactory to Bank. Leon Kopyt as President and Chief Financial Officer shall be deemed satisfactory to Bank. The existing directors and executive officers of Borrowers and Guarantor are set forth on Schedule 6.17. Borrowers and Guarantor will notify Bank promptly in writing of any change in their board of directors or executive officers and will provide Bank with a copy of any proposed amendments to their Articles of Incorporation or By-Laws, at least five (5) days prior to adoption.
     6.18. Capital Stock; Dividends. Neither Borrowers or Guarantor will redeem, repurchase or otherwise make any payment or distribution to acquire any of their capital stock. Neither Borrowers nor Guarantor will pay dividends or make other distributions on account of their capital stock.

     6.19. Transactions with Affiliates. Neither Borrowers nor Guarantor shall enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. Borrowers will not pay any fees to, expenses of or other sums to RCMT or any other Affiliate except as permitted under Sections 7.9 and 7.10. Neither Borrowers nor Guarantor will make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 6.19 attached hereto. Borrowers will cause all of their Indebtedness at any time owed to RCMT, its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing.

     6.21. Name or Address Change. Neither Borrowers nor Guarantor will change their respective names or addresses except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrowers' and Guarantor's books and records.
      /AJK/2722-79/9980_4 082395/14:58 -16-

     6.22. Notices. Borrowers and Guarantor will promptly notify Bank of (a) any action or proceeding brought against Cataract, Inc., any Borrower or Guarantor wherein such action or proceeding would, if determined adversely to Cataract, Inc., or any Borrower or Guarantor result in liability of Borrowers or Guarantor in excess of Twenty-Five Thousand Dollars ($25,000.00) individually, or Fifty Thousand Dollars ($50,000.00) in the aggregate, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of Borrowers or Guarantor to observe any of their undertakings under the Loan Documents, (e) any material adverse change in the assets, business, operations or financial condition of Borrowers or Guarantor or, (f) any dispute in connection with the Merger Agreement or the breach of any representation, warranty or covenant therein.
     6.23. Additional Documents and Future Actions. Borrowers will, at their sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrowers hereby authorize and appoint Bank as their attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrowers' behalf and file at Borrowers' expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrowers' behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrowers irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.
     6.24. Accounts Receivable. Unless Bank notifies Borrowers in writing that it dispenses with any one or more of the following requirements, Borrowers will
(a) inform Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right upon which Borrowers have based availability for advances under the Line and will adjust the borrowing base calculation under the Line to reduce the availability for advances under the Line by the amount of such account and will repay any Out-Of-Formula Advance resulting therefrom; (b) make no change in any account upon which Borrowers have based availability for advances under the Line, unless such change is reflected in the borrowing base calculation and does not result in any Out-Of- Formula Advance under the Line; (c) furnish to Bank all information received by Borrowers affecting the financial standing of any account debtor whose account or contract right has been specifically assigned to Bank; (d) pay Bank the amount loaned against any account or contract right if the goods are returned by purchaser or the contract is canceled or terminated or adjust the borrowing base calculation to reduce the availability for advances under the Line by the amount of such account and repay any Out-Of-Formula Advance resulting therefrom; (e) immediately notify Bank if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act; and (f) deliver to Bank, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to Borrowers by Bank to omit any of the requirements of this Section 6.24 may be revoked by Bank at any time.
     /AJK/2722-79/9980_4 082395/14:58 -17-

     Borrowers will, if requested by Bank (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific general intangibles; (b) furnish to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to Bank and such additional statements as Bank may require; (c) mark their records evidencing their accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) pay Bank the unpaid portion of any account or contract right upon which Borrowers have based availability for advances under the Line if (i) such account is not paid promptly after its maturity, (ii) an account debtor does not accept the goods or services, (iii) any petition under the Bankruptcy Code or any similar Federal or State statute is filed by or against a purchaser, or (iv) Bank shall at any time reject the account as unsatisfactory; and until such payment is made by Borrowers, Bank may retain any such account or contract right as security and may charge any deposit account of Borrowers with any such amounts; (f) join with Bank in executing a financing statement, notice, affidavit or similar instrument, in form satisfactory to Bank, and such continuation statements and other instruments as Bank may from time to time request and pay the cost of filing the same in any public office deemed advisable by Bank; (g) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, general intangibles and other matters as Bank may from time to time specify; (h) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (i) furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral;
(j) obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Bank may require; and (k) furnish to the Bank, on demand or as soon as possible thereafter, such additional property as Collateral as the Bank may from time to time require.
     6.25. Material Adverse Contracts. Neither Borrowers nor Guarantor will become or be a party to any contract or agreement which has a materially adverse impact on Borrowers' or Guarantor's ability to perform under this Agreement or any other agreement with Bank to which any Borrower or Guarantor is a party.

  6.26. Restrictions on Use of Proceeds. Borrowers will not carry or purchase with the proceeds of the Line any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

 6.27. Leases. Borrowers and Guarantor will pay all rent or other sums required by every lease to which any of them is a party as the same becomes due and payable, perform all their obligations as tenant or lessee thereunder, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside, and will keep all such leases at all times in full force and effect during the terms thereof.

     6.28. Subordinated Indebtedness. Borrowers will not make any payments on or with respect to any of the Subordinated Indebtedness, except as approved by Bank in writing, or except as authorized by Bank in that certain Subordination Agreement of even date and will comply with all of the terms of such Subordination Agreement.

 6.29.  Cataract Merger.  CI and Guarantor will comply with all of the terms and conditions of that certain Merger Agreement dated on or about July 31, 1995 by and among Guarantor, CI, Cataract, Inc. and certain shareholders of Cataract, Inc. (the "Merger Agreement") and will not amend any of the terms thereof or waive any of their rights or remedies thereunder without the prior written consent of Bank. CI and Guarantor will cause the merger of Cataract, Inc. into CI with CI as the surviving corporation to be complete prior to or contemporaneously with the disbursement of proceeds under the Line used to pay sums necessary to complete such merger and will furnish Bank with evidence thereof satisfactory to Bank. /AJK/2722-79/9980_4 082395/14:58 -18-

     Borrowers and Guarantor acknowledge and agree that all representations and warranties with respect to CI in this Agreement are true and complete as if the transactions contemplated under the Merger Agreement have been completed.

 6.30. Fiscal Year End. Borrowers and Guarantor will not change or amend the date of the close of their respective fiscal year.

     7. FINANCIAL COVENANTS. Except with the prior written consent of Bank, Borrowers and Guarantor will comply with the following: 7.1. Net Income. Borrowers will have Net Income determined on a combined basis in accordance with GAAP of not less than (a) $250,000.00 for the twelve (12) month period ending
October 31, 1995; and (b) $500,000.00 for each fiscal twelve (12) month period thereafter.

     7.2. Effective Net Worth. Borrowers will maintain Effective Net Worth determined on a combined basis in accordance with GAAP of not less than (a) $3,396,000.00 as of November 1, 1994 and at all times thereafter until October 30, 1995; (b) $3,650,000.00 as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) $4,150,000.00 as of October 31, 1996 and at all times thereafter until October 30, 1997; and (d) $4,650,000.00 as of October 31, 1997 and at all times thereafter.

     7.3. Working Capital. Borrowers will maintain Working Capital determined on a combined basis in accordance with GAAP of not less than (a) $3,050,000.00 as of October 31, 1994 and at all times thereafter until October 30, 1995; (b) $3,200,000.00 as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) $3,700,000.00 as of October 31, 1996 and at all times thereafter until October 30, 1997; and (d) $4,200,000.00 as of October 31, 1997 and at all times thereafter.
     7.4. Senior Indebtedness to Effective Net Worth Ratio. Borrowers will maintain a ratio of Senior Indebtedness to Effective Net Worth determined on a combined basis in accordance with GAAP of not than 1.7 to 1.0 as of the date hereof and at all times thereafter.
     7.5. Capital Expenditures. Borrowers will not cause, suffer or permit Borrowers' aggregate annual Capital Expenditures to exceed $100,000.00 for any fiscal year. Such permitted Capital Expenditures are on a non- cumulative basis as to unused portions for any fiscal year.

     7.6. Current Ratio. Borrowers will maintain a ratio of Current Assets to Current Liabilities determined on a combined basis in accordance with GAAP of not less than (a) 1.35 to 1.0 as of the date hereof and at all times thereafter until October 30, 1996; (b) 1.60 to 1.0 as of October 31, 1996 and at all times thereafter until October 30, 1997; and (c) 1.85 to 1.0 as of October 31, 1997 and at all times thereafter. 7.7. Consolidated Working Capital. Borrowers and the Guarantor will maintain Working Capitaldetermined on a consolidated basis in accordance with GAAP of not less than (a) $3,050,000.00 as of October 31, 1994 and at all times thereafter until October 30, 1995; (b) $3,200,000.00 as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) $3,700,000.00 as of October 31, 1996 and at all times thereafter until October 30, 1997; and (d) $4,200,000.00 as of October 31, 1997 and at all times thereafter.
     7.8.Consolidated Tangible Net Worth. Borrowers and the Guarantor will maintain Tangible Net Worth determined on a consolidated basis in accordance with GAAP of not less than (a) $3,396,000.00 as of November 1, 1994 and at all times thereafter until October 30, 1995; (b) $3,650,000.00 as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) $4,150,000.00 as of October 31, 1996 and at all times thereafter until October 30, 1997; and (d)
$4,650,000.00 as of October 31, 1997 and at all times thereafter. /AJK/2722-79/9980_4 082395/14:58 -19-

     7.9. Management Fees. Borrowers will not pay any fees to, expenses of or other sums to RCMT or any Affiliates of Borrowers for any reason, except that, Borrowers may pay up to $218,500.00 in the aggregate in any one fiscal year of Borrowers to RCMT to cover administrative services rendered by RCMT on behalf of or for the benefit of Borrowers, provided that (a) no Event of Default, or event which, with the giving of notice, passage of time or both, would constitute an Event of Default, has occurred, and (b) such payment would not result in an
Event of Default. Such permitted payments are on a non-cumulative basis as to unused portions. 7.10. Warrant Registration Expenses. Notwithstanding anything herein to the contrary, Borrowers may pay the actual out-of-pocket expenses incurred by RCMT in connection with the annual registration of their current outstanding stock warrants, directly or indirectly as a repayment of Subordinated Indebtedness owed to RCMT, provided that (a) no Event of Default, or Event which, with the giving of notice or passage of time or both, would constitute an Event of Default, has occurred, (b) such payment would not result in an Event of Default, and (c) such amount paid shall not exceed in the aggregate $25,000.00 in any one fiscal year. Such permitted payments are on a non-cumulative basis as to unused portions.

 7.11. Changes to Financial Covenants. The Bank may condition extension of the Line after the Contract Period upon revision of the foregoing financial covenants, including without limitation revisions for periods after June 30, 1998, as Bank in its sole discretion may require.

     8. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrowers and Guarantor will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrowers and Guarantor will deliver to Bank the following:

     8.1. Annual Statements. As soon as available and in any event within ninety
(90) days after the end of each fiscal year of Borrowers and Guarantor: (a) the audited, consolidated and consolidating income and retained earnings statements ofBorrowers and Guarantor for such fiscal year,


     (c)the audited, consolidated and consolidating statement of cash flow of Borrowers and Guarantor for such fiscal year, setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion. /AJK/2722-79/9980_4 082395/14:58 -20-

     8.2. Projections and Cash Flow. As soon as available and in any event within sixty (60) days prior to the end of each fiscal year of Borrowers and Guarantor, projections and cash flows for Borrowers and Guarantor on a month-by-month basis for the next succeeding twelve (12) months, prepared by the chief financial officer of Borrowers and Guarantor. Borrowers and Guarantor have furnished to Bank initial projections containing the information required by this Section 8.2. Borrowers and Guarantor represent and covenant that (a) the initial projections have been and all projections required by this Section 8.2 shall be prepared by the chief financial officer of Borrowers and Guarantor and represent, and in the future shall represent, the best available good faith estimate of Borrowers and Guarantor regarding the course of Borrowers' and Guarantor's business for the periods covered thereby; (b) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (c) Borrowers and Guarantor know of no reason why Borrowers and Guarantor should not be able to achieve the performance levels set forth in the initial projections and Borrowers and Guarantor shall have no knowledge at the time of delivery of future projections of any reason why Borrowers and Guarantor shall not be able to meet the performance levels set forth in said projections; and (d) Borrowers and Guarantor have sufficient capital as may be required for their ongoing business and to pay their existing and anticipated debts as they mature. 8.3. Quarterly Statements. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter of Borrowers and Guarantor;

     (a) the consolidated income and retained earnings statements of Borrowers and Guarantor for such quarter, (b) the consolidated balance sheet of Borrowers and Guarantor as of the end of such quarter, and (c) the consolidated statement of cash flow of Borrowers and Guarantor for such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments and certified by the chief financial officer of Borrowers and Guarantor to be accurate and to have been prepared in accordance with GAAP. 8.4. Monthly Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month: (a) the consolidated and consolidating income and retained earnings statements of Borrowers and Guarantor for such month, (b) the consolidated and consolidating balance sheet of Borrowers and Guarantor as of the end of such month, and (c) the consolidated and consolidating statement of cash flow of Borrowers and Guarantor for such month, setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year (if applicable) and the projected figures based upon the projections required under Section 8.2, all in reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of Borrowers and Guarantor to be accurate and to have been prepared in accordance with GAAP. 8.5. Accounts Receivable and Accounts Payable Statements. As soon as available and in any event within ten (10) days after the end of each calendar month, a schedule of the Borrowers' accounts receivable and accounts payable, identifying all Eligible Receivables, and the aging thereof by open invoice of each account debtor of Borrowers, all certified as to accuracy by the chief financial officer of Borrowers. Borrowers will also provide Bank with all information requested by Bank with respect to any account debtor. /AJK/2722-79/9980_4 082395/14:58 -21-

     8.6. Accounts Receivable Borrowing Base Information and Related Documents. At least once every calendar week, on the last Business Day of each calendar month, and, if requested by Bank, as a condition of each advance under the Line, and otherwise as requested by Bank, an accounts receivable assignment and a sales, collection and credit report in the form of Exhibit "B" attached hereto and a copy of Borrowers' sales, collection and credit journal entries for the week then ended, together with such additional information and details as may be requested by Bank, all certified as to accuracy by the chief financial officer of Borrowers.

  8.7. Audit Reports.  Promptly upon receipt  thereof,  one copy of each other report submitted to Borrowers or Guarantor, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of Borrowers or Guarantor.

 8.8.  Reports  to  Governmental  Agencies  and  Other
Creditors. With reasonable promptness, copies of all such financial reports, statements and returns which Borrowers or Guarantor shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by Borrowers or Guarantor to any supplier or other creditor in connection with any payment restructuring.
 8.9.  Securities
Information. As soon as available, copies of such financial statements, notices, reports and proxy statements as the Borrowers or Guarantor shall furnish to their stockholders; copies of all registration statements and periodic reports which the Borrowers or Guarantor may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended; and copies of all reports relating to the Borrowers or Guarantor of their securities which they may file with any securities exchange on which any of their securities may be registered.
 8.10. Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrowers or Guarantor as Bank may reasonably request from time to time, including copies of tax returns.
   8.11.   Compliance
Certificates. Within the periods provided in Sections 8.1 and 8.4 above, a certificate of the chief financial officer of Borrowers and Guarantor: (a) stating that Borrowers and Guarantor have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers and Guarantor were operating in compliance with the financial covenants in Section 7 of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of Exhibit "C" attached hereto.

8.12.  Accountant's  Statement.
     Within theperiod provided in Section 8.1, a statement of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that nothing has come to their attention to cause them to believe that the calculations contained in the annual compliance certificate delivered by the Borrowers and Guarantor pursuant to
Section 8.11 are inaccurate. Bank acknowledges that such independent public accountants shall not be obligated to take any measures other than those which are part of such firm's auditing procedures used in conducting audits of financial statements. /AJK/2722-79/9980_4 082395/14:58 -22-

     9. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.
     9.1. Representations. Borrowers and Guarantor represent to Bank as follows:
(a) the Environmental Affiliates are in compliance with all Environmental Requirements and Borrowers and Guarantor have no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

     9.2. Real Property. Borrowers and Guarantor represent and warrant to Bank that there are no Special Materials presently located on or, to the best of their knowledge, near any real property owned, leased or operated by any Environmental Affiliate (collectively, "Real Property") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrowers and Guarantor represent to Bank that the Real Property is not now being used nor, to the best of their knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrowers' and Guarantor's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).
     9.3. Covenant Regarding Compliance. Borrowers and Guarantor shall take or cause all Environmental Affiliates to take, at Borrowers' and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrowers and all sums so advanced or paid shall become a part of the Bank Indebtedness.
     The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.
     9.4. Notices. In the event Borrowers and Guarantor become aware of any past, present or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrowers and Guarantor will promptly give Bank notice thereof, together with a written statement of an officer of Borrowers and Guarantor setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates. /AJK/2722-79/9980_4 082395/14:58 -23-

     9.5. Indemnity. Borrowers and Guarantor agree to indemnify, defend and hold harmless Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrowers or Guarantor or any of their Environmental Affiliates, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrowers or any of their Environmental Affiliates at any third party owned site, (c) any claim against Borrowers, Guarantor or any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrowers of any representation or covenant in this Section 9.
     9.6. Testing. Bank shall have the right from time to time to designate such persons ("Environmental Consultants") as Bank may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or  expenses  to the  Bank.  Borrowers  will  permit,  and will  cause  all
Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all
Environmental Requirements. Borrowers will supply, and will cause all Environmental Affiliates to supply, Bank or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Bank or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.
     The cost of such visits, inspections, examination and tests shall be borne by the Borrowers. In the event Bank pays such costs, such sums shall be at once repayable by Borrowers and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, the Bank shall have no obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements.
     9.7. Survival. The representations and covenants of Borrowers and Guarantor contained in this Section 9, including without limitation the indemnification obligation of Borrowers and Guarantor, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

     9.8. Definitions. For purposes of the foregoing: (a) "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the
National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.
     (b) "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials. /AJK/2722-79/9980_4 082395/14:58 -24-

     (c) "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction or for similar economic loss. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.
     10. CONDITIONS OF CLOSING. The obligation of Bank to make available the Line is subject to the performance by Borrowers and Guarantor of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

     10.1. Loan Documents. Borrowers, Guarantor and all other required persons and entities will haveexecuted and delivered to Bank the Loan Documents.

     10.2. Representations and Warranties. All representations and warranties of Borrowers and Guarantor set forth in the Loan Documents will be true at and as of the date hereof.
     10.3. No Default. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

     10.4. Proceedings and Documents. All proceedings taken by Borrowers and Guarantor in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrowers and Guarantor shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of the Borrowers and Guarantor by an officer of Borrowers and Guarantor, certifying (a) true copies of the Articles of Incorporation and bylaws of the Borrowers and Guarantor in effect on such date,
(b) true copies of all corporate actions taken by Borrowers and Guarantor relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of the Borrowers and Guarantor authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.
     10.5. Landlord's Release and Waiver Agreements. Bank shall have received such landlord's release and waiver agreements, satisfactory in form and substance to Bank, as Bank may require. As a condition of closing, Intertec shall have delivered such release and waiver agreement for its chief executive office location in Pennsauken, New Jersey and CI shall have delivered such release and waiver agreement for its location in Newtown, Pennsylvania. Borrowers shall use their best efforts to obtain such release and waiver agreements for their other business locations. If any Borrower ever relocates its chief executive office or the location of any books or records related to its accounts receivable, Borrowers shall provide to Bank a landlord's release and waiver agreement in form satisfactory to Bank for such new location, prior to and as a condition of any such relocation.

     10.6. Delivery of Other Documents.  The following documents shall have been
delivered   by  or   on   behalf   of   Borrowers   and   Guarantor   to   Bank:
/AJK/2722-79/9980_4 082395/14:58 -25-

     (a) Good Standing Certificates. A good standing certificate of the Corporate Bureau of their respective states of incorporation certifying to the good standing and corporate status of Cataract, Inc., each Borrower and Guarantor, good standing/foreign qualification certificates from all other jurisdictions in which Cataract, Inc., each Borrower and Guarantor, are required to be qualified to do business. As soon as reasonably available, but in any event within six (6) months after the date hereof, Borrowers shall furnish to Bank tax lien certificates for Borrowers and Guarantor from each jurisdiction in which Borrowers and Guarantor are required to be qualified to do business, indicating that Borrowers and Guarantor have no outstanding tax liens.

     (b) Authorization Documents. Evidence of authorization of Borrowers' and Guarantor's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

     (c) Insurance. Evidence of the insurance coverage required under Section 6.12, together with a lender's loss payable endorsement in favor of Bank.

     (d) Opinion of Counsel. An opinion of counsel for Borrowers and Guarantor in form and content satisfactory to Bank.

     (e) Lien Search. Copies of record searches (including UCC searches and judgments, suits and other lien searches) confirming that Bank has a first priority security interest in the Collateral, acceptable to Bank.

     (f) No Material Adverse Change. Evidence satisfactory to the Bank that no material adverse change has occurred with respect to the Borrowers or Guarantor since October 31, 1994.
     (g) Licenses and Approvals. Copies of all licenses, approvals, consents, authorizations and filings of Borrowers, required or necessary for the operation by Borrowers of their business.
     (h) Subordination Agreement. Duly executed Subordination Agreements in form satisfactory to Bank from RCMT as a creditor of each Borrower.

     (i) Releases and Terminations. Duly executed lien releases and UCC-3 termination statements covering all liens encumbering assets of Cataract, Inc.

     (j) Other Documents. Such other documents as may be required by Bank.
     10.7. Minimum Availability. As of the date hereof and as of the first advance hereunder, there shall be a minimum additional availability for advances under the Line of Five Hundred Thousand Dollars ($500,000.00) after payment of all payables (including all trade and supplier payables) in the ordinary course of business when due without delay, default or any requested extensions, and payment of all closing costs and expenses and all other advances hereunder.

     10.8. Cataract Merger. The transactions contemplated under the Merger Agreement shall have been duly completed. The Merger as defined therein shall have been duly filed. Bank shall have received all documentation in connection with the Merger Agreement and the transactions contemplated thereunder as Bank may require, including, without limitation, all opinions, agreements, certifications, covenants, releases, termination statements, merger certificates and authorizing resolutions.

     11. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances shall be conditioned upon the following conditions and each request by Borrowers for an advance shall constitute a representation by Borrowers and Guarantor to Bank that each condition has been met or satisfied: /AJK/2722-79/9980_4 082395/14:58

     11.1. Representations and Warranties. All representations and warranties of Borrowers and Guarantor contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrowers and Guarantor that such representations and warranties are then true.

     11.2. No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

     11.3. Other Requirements. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

     12. DEFAULT AND REMEDIES.
     12.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

     (a) The failure of any Borrower to pay any amount of principal or interest on the Note, or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

     (b) The failure of any Borrower or Guarantor to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this Section 12.1 and such failure continues unremedied for a period of ten (10) Business Days after the earlier of (i) notice from Bank to Borrowers of the existence of such failure, or (ii) any officer or principal of any Borrower or Guarantor knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of Section 6.28 or of any of the financial covenants in Section 7, or was wilfully caused or permitted by any Borrower or Guarantor, Borrowers and Guarantor shall not be entitled to any notice or grace hereunder;

     (c) The failure of any Borrower or Guarantor to pay any Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding any Borrower or Guarantor, after the expiration of any notice and/or grace periods permitted in such documents;

     (d) The failure of any Borrower or Guarantor to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

     (e) The adjudication of any Borrower or Guarantor as a bankrupt or insolvent, or the entry of an Order for Relief against any Borrower or Guarantor or the entry of an order appointing a receiver or trustee for any Borrower or Guarantor of any of their property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

     (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or against any Borrower or Guarantor or any Borrower or Guarantor makes an assignment for the benefit of creditors, or any Borrower or Guarantor takes any action to authorize any of the foregoing;
     /AJK/2722-79/9980_4 082395/14:58 -27-

     (g) The suspension of the operation of any Borrower's or Guarantor's present business, or any Borrower or Guarantor becoming unable to meet its debts as they mature, or the admission in writing by any Borrower or Guarantor to such effect, or any Borrower or Guarantor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

     (h) All or any part of the Collateral or the assets of any Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

     (i) The entry of a final judgment for the payment of money against any Borrower or Guarantor which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

     (j) Any representation or warranty of any Borrower or Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Borrower or Guarantor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

     (k) Any Borrower or Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

     (l) Any Borrower or Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts any Borrower or Guarantor from conducting all or any material part of its business;

     (m) A breach by any Borrower or Guarantor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Borrower or Guarantor and any other Person;

     (n) A material and adverse change occurs in any of any Borrower's or Guarantor's operations, management or financial condition or in the value of the Collateral;
     (o) The Collateral or the prospects of the payment of the Bank Indebtedness is jeopardized or impaired or Bank otherwise deems itself insecure with respect to any Borrower's or Guarantor's ability to pay the Bank Indebtedness or otherwise perform hereunder;

     (p) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

     (q) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Borrower or any Guarantor for more than thirty (30) consecutive days;

 (r) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Borrower or Guarantor, which loss, suspension, revocation or failure to renew might have a material adverse effect on the business profits, assets or financial condition of any Borrower or Guarantor;

(s) Any change in the stock  ownership  of any  Borrower,  as  described on
Schedule 5.3, any issuance of stock, debentures, warrants or other securities of any Borrower or any pledge of the stock of any Borrower;

     (t) Any projection delivered to Bank pursuant hereto indicates that an Event of Default will occur; /AJK/2722-79/9980_4 082395/14:58 -28-

     (u) Any breach by any Borrower or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of Bank;

     (v) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Borrower, Guarantor or any stockholder of any Borrower or Guarantor;
     (w) Any Borrower or Guarantor denies that it has any or any further liability or obligation hereunder or under any of the Loan Documents; or

     (x) Any material term or provision of any of the Loan Documents is found or declared to be invalid, avoidable or non-enforceable by any court of competent jurisdiction.
     12.2. Remedies. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter:

     (a) The entire unpaid principal of the Line, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

     (b) The Line will immediately terminate and the Borrowers will receive no further extensions of credit thereunder;

     (c) Bank may increase the interest rate on the Line to the applicable default rate set forth herein, without notice;

     (d) Bank may reduce availability for advances under the formula set forth in Section 1.1 or require additional reserves without notice;

     (e) Bank may enter the premises occupied by any Borrower or Guarantor and take possession of the Collateral and any records relating thereto; and/or

     (f) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.
     If an Event of Default occurs under Section 12.1(e) or (f), all Bank Indebtedness shall become immediately due and payable.

     12.3. Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on Borrowers' or Guarantor's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Borrowers or Guarantor, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on Borrowers' or Guarantor's premises, at Borrowers' or Guarantor's expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrowers and Guarantor at the address specified in Section
13.1 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrowers of any such action.

     /AJK/2722-79/9980_4 082395/14:58 -29-

     The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers and Guarantor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrowers and Guarantor agree that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, after an Event of Default, without charge, Borrowers' and Guarantor's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrowers' and Guarantor's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshall any assets in favor of Borrowers or Guarantor or any other party or against or in payment of any or all of the Bank Indebtedness.
     12.4. Actions with Respect to Accounts. Each Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to Borrowers or Guarantor and at Borrowers' expense:
     (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

     (b) After occurrence of an Event of Default, notify all account debtors that such Borrower's accounts have been assigned to Bank and that Bank has a security interest therein;

     (c) After occurrence of an Event of Default, direct all account debtors to make payment of all of such Borrower's accounts directly to Bank and forward invoices directly to such account debtors;
     (d) After occurrence of an Event of Default, take control in any manner of any cash or non- cash items of payment or proceeds of such accounts;

     (e) Notify the United States Postal Service to change the address for delivery of mail addressed to any Borrower to such address as Bank may designate;

     (f) After occurrence of an Event of Default, have access to any lockbox or postal boxes into which any Borrower's mail is deposited and receive, open and dispose of all mail addressed to any Borrower (any sums received pursuant to the exercise of the rights provided in Sections 12.4 (a) through (f) above may, at Bank's option, be deposited in the cash collateral account provided for herein);

     (g) After occurrence of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

     (h) After occurrence of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

     (1) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Bank;

     (2) Receive and collect all monies due or to become due to any Borrower;

     (3) Exercise all of any Borrower's rights and remedies with respect to the collection of accounts;

     /AJK/2722-79/9980_4 082395/14:58 -30-

     (4) Settle, adjust, compromise, extend, renew, discharge or release the accounts;
     (5) Sell or assign the accounts on such terms, for such amount and at such times as Bank deems advisable;

     (6) Prepare, file and sign such Borrower's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

     (7) Prepare, file and sign such Borrower's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

     (8) Endorse the name of such Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

     (9) Sign the name of such Borrower to verifications of accounts and notices thereof sent by account debtors to such Borrower; or

     (10) Take all other actions necessary or desirable to protect such Borrower's or Bank's interest in the accounts.

     Notwithstanding any of the foregoing provisions pursuant to which Bank agrees to take any of the foregoing actions only after occurrence of an Event of Default, there shall be no restriction on the Bank's rights to take such actions in connection with or in furtherance of the lockbox arrangement between Borrowers and Bank required hereunder. Borrowers and Guarantor ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Borrowers and Guarantor agree to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

     12.5. Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise, and each Borrower and Guarantor hereby grant to Bank, a right of set-off, a lien against and a security interest in all property of such Borrower or Guarantor now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of any Borrower or Guarantor against any or all of the Bank Indebtedness and such Borrower's and Guarantor's obligations under the Loan Documents.

     If any bank account of any Borrower or Guarantor with Bank is attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against such Borrower's and Guarantor's obligations to the Bank.

     /AJK/2722-79/9980_4 082395/14:58 -31-

     12.6. Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and any Borrower or Guarantor shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of any Borrower or Guarantor.

     12.7. Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.
     12.8. Certain Fees, Costs, Expenses and Expenditures. Borrowers agree to pay on demand all costs and expenses of Bank, including without limitation:

     (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

     (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and
     (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

     In the event any Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Bank Indebtedness.

     With respect to any amount required to be paid by Borrowers under this section, in the event Borrowers fail to pay such amount on demand, Borrowers shall also pay to Bank interest thereon at the default rate set forth in Section
2.2 for the Line. Borrowers' obligations under this section shall survive termination of this Agreement.
     Borrowers and Guarantor agree to indemnify and hold harmless, Bank and Bank officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such person is a party to any litigation), including attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against any Borrower, Guarantor or any of their Affiliates.
     Borrowers' and Guarantor's obligations under this section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

     12.9. Time is of the Essence. Time is of the essence in Borrowers' and Guarantor's performance of their obligations under the Loan Documents.

     12.10. Acknowledgement of Confession of Judgment Provisions. BORROWERS AND GUARANTOR ACKNOWLEDGE AND AGREE THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWERS AND GUARANTOR. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND PRIOR HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY BANK UNDER THE NOTE AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWERS AND GUARANTOR HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO BANK ENTERING JUDGMENT AGAINST BORROWERS AND GUARANTOR BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWERS' AND GUARANTOR'S LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

     13. COMMUNICATIONS AND NOTICES.

     13.1. Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                   To Borrowers and Guarantor:

                             Intertec Design, Inc.
                             2500 McClellan Avenue
                             Suite 350
                             Pennsauken, NJ  08109
                             Attention:  Leon Kopyt, President
                             Telecopy Number:  (609) 488-8833

                   To Bank:

                             Mellon Bank, N.A.
                             1735 Market Street, 6th Floor
                             P.O. Box 7899
                             Philadelphia, PA  19101-7899
                             Attention: Lawrence P. Garni, Vice President Telecopy Number: (215) 553-0201
     /AJK/2722-79/9980_4 082395/14:58 -33-

                   With a copy to:

                             LESSER & KAPLIN, P.C.
                             350 Sentry Parkway, Building 640
                             Blue Bell, Pennsylvania  19422
                             Attention:  Anthony J. Krol, Esquire
                             Telecopy Number:  (610) 828-1555

     14. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

     14.1. "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

     14.2. "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.
     14.3. "Bank Indebtedness" shall mean all obligations and Indebtedness of any Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of such Borrower by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of any Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Borrower with Bank, including, without limitation, all obligations of any Borrower to Bank under any guaranty or surety agreement and all obligations of any Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

     14.4. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized by law to close.

     14.5. "Capital Expenditures" means any expenditure that would be classified as a capital expenditure on a statement of cash flow of Borrowers prepared in accordance with GAAP.
     14.6. "Capitalized Leases" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

     14.7. "Capitalized Lease Obligations" means all amounts payable with respect to a Capitalized Lease.
     14.8. "Cataract, Inc." means Cataract, Inc., a Pennsylvania corporation to be merged into CI pursuant to the terms of the Merger Agreement.

     14.9. "Cataract Merger" means the merger of Cataract, Inc. into CI pursuant to the terms of the Merger Agreement.

     14.10.   "Corporation"   means   a   corporation,    partnership,    trust,
unincorporated organization, association or joint stock company.

     14.11. "Current Assets" at a particular date means the aggregate amount of all assets of a Person which would be classified as current assets on a balance sheet of such Person at such date, in accordance with GAAP.

     14.12. "Current Liabilities" at a particular date means the liabilities (including tax and other proper accruals) of a Person which would be included as current liabilities on a balance sheet of such Person at such date, in accordance with GAAP.

     /AJK/2722-79/9980_4 082395/14:58 -34-

     14.13. "Effective Net Worth" means the aggregate of Borrowers' Tangible Net Worth, plus Subordinated Indebtedness outstanding at such date.

     14.14. "Eligible Receivables" means accounts receivable of each Borrower which have been due no more than ninety (90) days from the invoice date, are not subject to offsets or deductions, comply with the representations set forth in
Section 5.19 and meet all specifications established by Bank in its sole discretion from time to time. Eligible Receivables shall not include: (a) non-trade receivables, (b) foreign accounts receivable; (c) contra-accounts; (d) intercompany accounts or accounts from other affiliated corporations, organizations or individuals; (e) accounts receivable from the United States government or any of its agencies which have not been assigned to Bank under the Assignment of Claims Act; (f) finance charges; (g) lease receivables; (h) accounts receivable owed by a Person if fifty percent (50%) or more of such Person's accounts receivable owed to any Borrower are ninety (90) days or more past the invoice date; (i) accounts receivable of poor quality; and (j) accounts receivable concentrated in individual account debtors in such amounts or percentage as may be unacceptable to Bank. In the event that any account receivable previously scheduled, listed or referred to in any certificate, statement or report by Borrowers and upon which Borrowers are basing availability under the Line ceases to be an Eligible Receivable, Borrowers shall notify Bank thereof immediately.

     14.15. "Environmental Affiliate" means Cataract, Inc., each Borrower, Guarantor and any other Person for whom any Borrower or Guarantor at any time have any liability (contingent or otherwise) with respect to any claims arising out of the failure of Cataract, Inc., each Borrower, Guarantor or such Person to comply with all applicable Environmental Requirements.

     14.16.  "Event of Default"  means each of the events  specified  in Section
12.1.
     14.17. "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

     14.18. "Indebtedness", as applied to a Person, means:

     (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

     (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

     (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.
     14.19. "Loan Documents" means this Agreement, the Note, the Surety Agreement, the Subordination Agreements, and all other documents, executed or delivered by Borrowers or Guarantor pursuant to this Agreement, as they may be amended from time to time.

     14.20.  "Merger  Agreement"  shall have the meaning  set forth  therefor in
Section 6.29.
     /AJK/2722-79/9980_4 082395/14:58 -35-

     14.21. "Net Income" means income (or loss) of Borrowers after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains or losses from the sale of capital assets, (b) net income of any Person in which Borrowers have an ownership interest, unless received by such Borrowers in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

     14.22. "Out-Of-Formula Advance" means the amount by which the then outstanding principal balance of the Line exceeds the amount that Bank may advance pursuant to the formula advance provisions of Section 1.1 subject to such other restrictions on advances as are otherwise set forth in this Agreement.
     14.23. "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

     14.24. "Prime Rate" means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

     14.25. "Senior Indebtedness" means all Indebtedness of Borrowers other than Subordinated Indebtedness.
     14.26. "Subordinated Indebtedness" means all Indebtedness for borrowed money owed by any Borrower to RCMT, which is at all times fully subordinated to all Bank Indebtedness on terms acceptable to Bank in its sole discretion.

     14.27. "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Guarantor, any Borrower or one or more of its Subsidiaries.

     14.28. "Tangible Net Worth" shall mean, at any time, the amount by which all assets of a Person, excluding intangible assets, as that term would be defined under GAAP, exceed all of such Person's liabilities, as would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP.
     14.29. "Working Capital" as applied to a Person means the amount, as of the date of determination thereof, equal to the difference between the aggregate Current Assets and the aggregate Current Liabilities (including without limitation all accrued dividends) of such Person, determined in accordance with GAAP.

     15. WAIVERS.
     15.1. Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrowers and Guarantor waive:

     (a) all procedural errors, defects and imperfections in such proceedings;
     (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;
     (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

     (d)  presentment  for  payment,   demand,   notice  of  demand,  notice  of
non-payment, protest and notice of protest and all other notices, except those specifically provided herein, of any of the Loan Documents, including the Note;

     (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

     (f) any demand for possession of Collateral prior to commencement of any suit; and
     (g) all rights to claim or recover attorney's fees and costs in the event that Borrowers or Guarantor are successful in any action to remove, suspend or enforce a judgment entered by confession.
     15.2. Forbearance. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrowers or Guarantor.
     15.3. Limitation on Liability. Borrowers and Guarantor shall be responsible for and Bank is hereby released from any claim or liability in connection with:

     (a) Safekeeping any Collateral;

      (b) Any loss or damage to any Collateral;

     (c) Any diminution in value of the Collateral; or

     (d) Any act or default of another Person.

     Bank shall only be liable for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrowers and Guarantor agree that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Borrower or Guarantor brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrowers and Guarantor will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit.
     /AJK/2722-79/9980_4 082395/14:58 -37-

     This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Borrower.

     15.4. Waiver of Subrogation. Borrowers and Guarantor hereby waive any right to subrogation, reimbursement, contribution or indemnity from any Borrower or Guarantor in connection with any Borrower's and Guarantor's obligations under the Loan Documents.

16.     SUBMISSION TO JURISDICTION.

     16.1. Submission to Jurisdiction. Borrowers and Guarantor hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrowers and Guarantor waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 13.1. Nothing contained in this Section 16.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Borrower or Guarantor or their property in the courts of any other jurisdiction.

17.     MISCELLANEOUS.

     17.1. Brokers. The transaction contemplated hereunder was brought about and entered into by Bank and Borrowers and Guarantor acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers and Guarantor represent to Bank that Borrowers and Guarantor have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrowers and Guarantor agree to indemnify, defend and hold Bank harmless against any such claim, at Borrowers' and Guarantor's own cost and expense, including Bank's attorneys' fees. Borrowers and Guarantor further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

     17.2. Use of Bank's Name. Borrowers and Guarantor shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of their business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

     17.3. No Joint Venture. Nothing contained herein is intended to permit or authorize Borrowers or Guarantor to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in any Borrower or Guarantor.

     17.4. Survival. All covenants, agreements, representations and warranties made by Borrowers and Guarantor in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrowers or Guarantor pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers and Guarantor.

     /AJK/2722-79/9980_4 082395/14:58 -38-

     17.5. No Assignment by Borrowers. Borrowers may not assign any of their rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrowers as they presently exists.

     17.6. Assignment or Sale by Bank. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrowers and Guarantor in its possession.

     17.7. Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     17.8. Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     17.9. No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

     17.10. Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     17.11. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

     17.12. Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

     17.13. Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail. None of the Loan Documents shall be construed more stringently against the Bank by virtue of the fact that they have been drafted by counsel to the Bank.

     17.14. Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

     17.15. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     17.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     17.17. Joint and Several Liability. All agreements, conditions, covenants and provisions of the Loan Documents shall be the joint and several obligation of each Borrower and Guarantor.

     17.18. Waiver of Right to Trial by Jury. BORROWERS, GUARANTOR AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS, GUARANTOR OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS, GUARANTOR AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS, GUARANTOR AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INTERTEC DESIGN, INC.

By:/s/Leon Kopyt
Leon Kopyt, President
(CORPORATE SEAL)
Attest:/s/ Stanton Remer
Stanton Remer, Secretary

     (SIGNATURES CONTINUED ON FOLLOWING PAGE) /AJK/2722-79/9980_4 082395/14:58 -40-

(SIGNATURES CONTINUED FROM PREVIOUS PAGE)


CI ACQUISITION CORP.

By:/s/ Leon Kopyt
Leon Kopyt, President
(CORPORATE SEAL)
Attest:/s/ Stanton Remer
Stanton Remer, Secretary


MELLON BANK, N.A.

By: /s/Jeffrey  G. Saperstein
Name/Title: Jeffrey Saperstein,A.V.P.


     The undersigned, intending to be legally bound, hereby join in the representations and warranties and consent to and agree to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Loan and Security Agreement, including without limitations the waivers set forth in Sections 15.1, 15.4 and 17.18.

RCM TECHNOLOGIES, INC.

By: /s/ Leon Kopyt
Leon Kopyt, President
[CORPORATE SEAL]

Attest: /s/ Stanton Remer
Stanton Remer, Assistant Secretary

/AJK/2722-79/9980_4 082395/14:58

EXHIBITS



Exhibit "A" - Note

Exhibit "B" - Form of Accounts Receivable Assignment and Collection Report

Exhibit "C" - Form of Compliance Certificate

/AJK/2722-79/9980_4 082395/14:58

SCHEDULES



Schedule 5.3 Ownership Interests, Pledges, etc. of any Borrower

Schedule 5.4 Stock owned by any Borrower or RCMT

     Schedule 5.7 Pending or Threatened Litigation or Proceedings Against or Affecting any Borrower and Guarantor

     Schedule 5.14 Names (including tradenames) and Addresses of any Borrower and Guarantor, identifying chief executive office

     Schedule 5.16 Employee Pension Benefit Plan Obligations of any Borrower and Guarantor

Schedule 5.18 Intellectual Property

Schedule 6.3 Permitted Indebtedness for Borrowed Money

Schedule 6.4 Permitted Investments and Loans

Schedule 6.9 Permitted Liens and Security Interests

Schedule 6.16 Other Bank Accounts

Schedule 6.17 Directors and Executive Officers

Schedule 6.19 Permitted Loans to Affiliates, Shareholders, Officers or Directors



/AJK/2722-79/9980_4 082395/14:58